                                                                    EXHIBIT 12.1

                                THERMEDICS INC.

                       RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

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                                                                        THREE
                                                                       MONTHS
                                            YEAR ENDED                  ENDED
                              --------------------------------------- ---------
                                                                      MARCH 29,
                               1992    1993    1994    1995    1996     1997
                              ------- ------- ------- ------- ------- ---------
Income before provision for
 income taxes................ $ 6,553 $13,495 $22,375 $28,955 $43,107  $25,730
Less:
  Minority interest in losses
   of consolidated
   subsidiaries..............     --      --      --      --      --      (160)
Add:
  Minority interest in
   consolidated subsidiaries
   with fixed charges........   1,087   1,322   3,083   6,612   8,390    1,421
  Interest on indebtedness
   and amortization of debt
   expense...................   2,304   2,383   3,206   3,677   3,770      269
  Portion of rents
   representative of the
   interest factor (1).......     248     332     694   1,139   1,896      510
                              ------- ------- ------- ------- -------  -------
    Income, As Adjusted...... $10,192 $17,532 $29,358 $40,383 $57,163  $27,770
                              ======= ======= ======= ======= =======  =======
Fixed Charges:
  Interest on indebtedness
   and amortization of debt
   expense................... $ 2,304 $ 2,383 $ 3,206 $ 3,677 $ 3,770  $   269
  Portion of rents
   representative of the
   interest factor (1).......     248     332     694   1,139   1,896      510
                              ------- ------- ------- ------- -------  -------
    Fixed Charges............ $ 2,552 $ 2,715 $ 3,900 $ 4,816 $ 5,666  $   779
                              ======= ======= ======= ======= =======  =======
Ratio of Earnings to Fixed
 Charges.....................    3.99    6.46    7.53    8.39   10.09    35.65
                              ======= ======= ======= ======= =======  =======
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(1) Portion of rents representative of the interest factor is 1/3 of total rents.